New York Mortgage Trust Reports
First Quarter 2025 Results

NEW YORK, April 30, 2025 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2025.

Summary of First Quarter 2025:
(dollar amounts in thousands, except per share data)

Net income attributable to Company's common stockholders	$30,285
Net income attributable to Company's common stockholders per share (basic)	$0.33
Earnings available for distribution attributable to Company's common stockholders (1)	$18,194
Earnings available for distribution per common share (1)	$0.20
Yield on average interest earning assets (1) (2)	6.47%
Interest income	$129,734
Interest expense	$96,636
Net interest income	$33,098
Net interest spread (1) (3)	1.32%
Book value per common share at the end of the period	$9.37
Adjusted book value per common share at the end of the period (1)	$10.43
Economic return on book value (4)	3.13%
Economic return on adjusted book value (5)	2.71%
Dividends per common share	$0.20

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company.
(3)Our calculation of net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(4)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(5)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Investing Activities

•Purchased approximately $1.5 billion of Agency RMBS with an average coupon of 5.35%.

•Purchased approximately $396.8 million in residential loans with an average gross coupon of 9.33%.

•Received approximately $22.1 million in proceeds from the redemption of a Mezzanine Lending investment.

Financing Activities

•Completed the issuance of $82.5 million in aggregate principal amount of our 9.125% Senior Notes due 2030 in an underwritten public offering. The total proceeds to us from the offering of the notes, after the underwriters' discount and commissions and offering expenses, were approximately $79.3 million.

•Completed two securitizations of residential loans, resulting in approximately $326.3 million in net proceeds to us after deducting expenses associated with the transaction. We utilized a portion of the net proceeds to redeem one residential loan securitization with an outstanding balance of approximately $54.4 million at the time of redemption.

Subsequent Events

•In April 2025, the Company repurchased 231,200 shares of its common stock pursuant to the common stock repurchase program for a total cost of approximately $1.5 million, including fees and commissions paid to the broker, representing an average repurchase price of $6.50 per common share.

Management Overview

Jason Serrano, Chief Executive Officer, commented: “Against a market backdrop which provided more attractive entry points in the first quarter, the Company significantly increased investment activity, resulting in a substantial boost to earnings. We are pleased to report that recurring earnings reached a level this quarter consistent with the Company’s dividend. This milestone reflects the success of a strategic portfolio restructuring effort that began over two years ago, focused on sustainably enhancing interest income through investments in highly liquid assets.

In our view, the resulting balance sheet strength will provide the Company with the flexibility to remain active during a period of market dislocation, which we believe offers a compelling opportunity to further grow earnings throughout the year.”

Capital Allocation

The following table sets forth, by investment category, our allocated capital at March 31, 2025 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Corporate/Other	Total
Residential loans	$3,913,268	$—	$—	$3,913,268
Consolidated SLST CDOs	(805,273)	—	—	(805,273)
Investment securities available for sale	4,622,507	—	24,305	4,646,812
Multi-family loans	—	87,222	—	87,222
Equity investments	—	54,362	39,637	93,999
Equity investments in consolidated multi-family properties (2)	—	154,234	—	154,234
Equity investments in disposal group held for sale (3)	—	19,906	—	19,906
Single-family rental properties	140,116	—	—	140,116
Mortgage servicing rights	20,297	—	—	20,297
Total investment portfolio carrying value	7,890,915	315,724	63,942	8,270,581
Liabilities:
Repurchase agreements	(4,461,543)	—	(24,173)	(4,485,716)
Collateralized debt obligations
Residential loan securitization CDOs	(2,312,026)	—	—	(2,312,026)
Non-Agency RMBS re-securitization	(69,515)	—	—	(69,515)
Senior unsecured notes	—	—	(238,848)	(238,848)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	87,058	—	183,414	270,472
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	—	(46,011)	—	(46,011)
Other	96,670	(1,633)	(37,028)	58,009
Net Company capital allocated	$1,231,559	$268,080	$(97,693)	$1,401,946

Company Recourse Leverage Ratio (5)				3.4	x
Portfolio Recourse Leverage Ratio (6)				3.2	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of March 31, 2025 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $148.1 million.
(2)Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(3)Represents the Company's equity investments in consolidated multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(4)Excludes cash in the amount of $5.7 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $97.3 million is included in the Company's accompanying condensed consolidated balance sheets in other assets.

(5)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company’s total stockholders’ equity. Does not include non-recourse repurchase agreement financing amounting to $9.3 million, Consolidated SLST CDOs amounting to $805.3 million, residential loan securitization CDOs amounting to $2.3 billion, non-Agency RMBS re-securitization CDOs amounting to $69.5 million and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $454.8 million as they are non-recourse debt.
(6)Represents the Company's outstanding recourse repurchase agreement financing divided by the Company’s total stockholders’ equity.

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost and net interest spread for the three months ended March 31, 2025 (dollar amounts in thousands):

Three Months Ended March 31, 2025

	Single-Family (8)	Multi- Family	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$115,968	$2,605	$4,197	$122,770
Adjusted Interest Expense (1)	(76,416)	—	(10,144)	(86,560)
Adjusted Net Interest Income (Loss) (1)	$39,552	$2,605	$(5,947)	$36,210

Average Interest Earning Assets (3)	$7,086,396	$86,415	$418,681	$7,591,492
Average Interest Bearing Liabilities (4)	$6,076,299	$—	$738,871	$6,815,170

Yield on Average Interest Earning Assets (1) (5)	6.55%	12.06%	4.01%	6.47%
Average Financing Cost (1) (6)	(5.10)%	—	(5.57)%	(5.15)%
Net Interest Spread (1) (7)	1.45%	12.06%	(1.56)%	1.32%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the period.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.
(8)The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's condensed consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST and are not owned by the Company. We calculate adjusted interest income by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs and adjusted interest expense by excluding, among other things, the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company in adjusted net interest income (loss).

Conference Call

On Thursday, May 1, 2025 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2025. To access the conference call, please pre-register at https://register-conf.media-server.com/register/BI4486e175e7a24229bec026fd61dbf4cc. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com or at https://edge.media-server.com/mmc/p/ffiqbdue/. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. First quarter 2025 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which is expected to be filed with the Securities and Exchange Commission on or about May 2, 2025. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally-managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; “Mezzanine Lending” refers, collectively, to preferred equity and mezzanine loan investments in multi-family properties; “Multi-Family” portfolio includes multi-family CMBS, Mezzanine Lending and certain equity investments in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes other investment securities and an equity investment in an entity that originates residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments in the value of the collateral underlying the Company's investments; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets in which the Company invests.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Residential loans, at fair value	$3,913,268	$3,841,738
Investment securities available for sale, at fair value	4,646,812	3,828,544
Multi-family loans, at fair value	87,222	86,192
Equity investments, at fair value	93,999	113,492
Cash and cash equivalents	177,072	167,422
Real estate, net	617,305	623,407
Assets of disposal group held for sale	113,406	118,613
Other assets	354,971	437,874
Total Assets (1)	$10,004,055	$9,217,282
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$4,485,716	$4,012,225
Collateralized debt obligations ($2,429,141 at fair value and $757,673 at amortized cost, net as of March 31, 2025 and $2,135,680 at fair value and $842,764 at amortized cost, net as of December 31, 2024)	3,186,814	2,978,444
Senior unsecured notes ($139,761 at fair value and $99,087 at amortized cost, net as of March 31, 2025 and $60,310 at fair value and $98,886 at amortized cost, net as of December 31, 2024)	238,848	159,196
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	365,455	366,606
Liabilities of disposal group held for sale	91,153	97,065
Other liabilities	172,757	147,612
Total liabilities (1)	8,585,743	7,806,148

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	13,382	12,359

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 shares authorized, 22,164,414 shares issued and outstanding ($554,110 aggregate liquidation preference)	535,445	535,445
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 90,529,421 and 90,574,996 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	905	906
Additional paid-in capital	2,284,569	2,289,044
Accumulated other comprehensive loss	—	—
Accumulated deficit	(1,418,973)	(1,430,675)
Company's stockholders' equity	1,401,946	1,394,720
Non-controlling interests	2,984	4,055
Total equity	1,404,930	1,398,775
Total Liabilities and Equity	$10,004,055	$9,217,282
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2025 and December 31, 2024, assets of consolidated VIEs totaled $4,222,979 and $3,988,584, respectively, and the liabilities of consolidated VIEs totaled $3,679,092 and $3,477,211, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2025	2024
NET INTEREST INCOME:
Interest income	$129,734	$83,892
Interest expense	96,636	66,029
Total net interest income	33,098	17,863

NET LOSS FROM REAL ESTATE:
Rental income	17,534	33,153
Other real estate income	3,121	4,923
Total income from real estate	20,655	38,076
Interest expense, mortgages payable on real estate	6,007	20,769
Depreciation and amortization	5,895	12,576
Other real estate expenses	10,988	21,100
Total expenses related to real estate	22,890	54,445
Total net loss from real estate	(2,235)	(16,369)

OTHER INCOME (LOSS):
Realized losses, net	(41,100)	(10,533)
Unrealized gains (losses), net	118,203	(39,390)
(Losses) gains on derivative instruments, net	(46,802)	49,211
Income (loss) from equity investments	3,589	(2,136)
Impairment of real estate	(3,905)	(36,247)
Loss on reclassification of disposal group	—	(14,636)
Other income (loss)	1,967	(3,592)
Total other income (loss)	31,952	(57,323)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	12,414	13,054
Portfolio operating expenses	7,206	7,742
Debt issuance costs	5,482	3,545
Total general, administrative and operating expenses	25,102	24,341

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	37,713	(80,170)
Income tax expense (benefit)	648	(111)

NET INCOME (LOSS)	37,065	(80,059)
Net loss attributable to non-controlling interests	5,090	22,158
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	42,155	(57,901)
Preferred stock dividends	(11,870)	(10,439)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$30,285	$(68,340)

Basic earnings (loss) per common share	$0.33	$(0.75)
Diluted earnings (loss) per common share	$0.33	$(0.75)
Weighted average shares outstanding-basic	90,583	91,117
Weighted average shares outstanding-diluted	91,091	91,117

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS (LOSS)
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Interest income	$129,734	$118,253	$108,361	$90,775	$83,892
Interest expense	96,636	91,542	88,124	71,731	66,029
Total net interest income	33,098	26,711	20,237	19,044	17,863
Total net loss from real estate	(2,235)	(5,871)	(7,495)	(13,106)	(16,369)
Total other income (loss)	31,952	(31,710)	52,875	(6,080)	(57,323)
Total general, administrative and operating expenses	25,102	20,929	22,826	23,599	24,341
Income (loss) from operations before income taxes	37,713	(31,799)	42,791	(23,741)	(80,170)
Income tax expense (benefit)	648	(1,520)	2,325	342	(111)
Net income (loss)	37,065	(30,279)	40,466	(24,083)	(80,059)
Net loss (income) attributable to non-controlling interests	5,090	(1,110)	2,383	8,494	22,158
Net income (loss) attributable to Company	42,155	(31,389)	42,849	(15,589)	(57,901)
Preferred stock dividends	(11,870)	(10,439)	(10,439)	(10,439)	(10,439)
Net income (loss) attributable to Company's common stockholders	30,285	(41,828)	32,410	(26,028)	(68,340)
Basic earnings (loss) per common share	$0.33	$(0.46)	$0.36	$(0.29)	$(0.75)
Diluted earnings (loss) per common share	$0.33	$(0.46)	$0.36	$(0.29)	$(0.75)
Weighted average shares outstanding - basic	90,583	90,579	90,582	90,989	91,117
Weighted average shares outstanding - diluted	91,091	90,579	90,586	90,989	91,117

Yield on average interest earning assets (1)	6.47%	6.57%	6.69%	6.46%	6.38%
Net interest spread (1)	1.32%	1.37%	1.32%	1.33%	1.31%
Earnings available for distribution attributable to Company's common stockholders (1)	$18,194	$14,178	$9,326	$7,990	$2,117
Earnings available for distribution per common share - basic (1)	$0.20	$0.16	$0.10	$0.09	$0.02
Book value per common share	$9.37	$9.28	$9.83	$9.69	$10.21
Adjusted book value per common share (1)	$10.43	$10.35	$10.87	$11.02	$11.51

Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.69	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, earnings available for distribution and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income (Loss) and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs,
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps,
•adjusted net interest income (loss) – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in (losses) gains on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy.

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income (loss) to adjusted net interest income (loss) for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	March 31, 2025
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$122,932	$2,605	$4,197	$129,734
GAAP interest expense	(85,560)	—	(11,076)	(96,636)
GAAP total net interest income (loss)	$37,372	$2,605	$(6,879)	$33,098

GAAP interest income	$122,932	$2,605	$4,197	$129,734
Adjusted for:
Consolidated SLST CDO interest expense	(6,964)	—	—	(6,964)
Adjusted interest income	$115,968	$2,605	$4,197	$122,770

GAAP interest expense	$(85,560)	$—	$(11,076)	$(96,636)
Adjusted for:
Consolidated SLST CDO interest expense	6,964	—	—	6,964
Net interest benefit of interest rate swaps	2,180	—	932	3,112
Adjusted interest expense	$(76,416)	$—	$(10,144)	$(86,560)

Adjusted net interest income (loss) (1)	$39,552	$2,605	$(5,947)	$36,210

	December 31, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$110,078	$2,683	$5,492	$118,253
GAAP interest expense	(80,096)	—	(11,446)	(91,542)
GAAP total net interest income (loss)	$29,982	$2,683	$(5,954)	$26,711

GAAP interest income	$110,078	$2,683	$5,492	$118,253
Adjusted for:
Consolidated SLST CDO interest expense	(6,563)	—	—	(6,563)
Adjusted interest income	$103,515	$2,683	$5,492	$111,690

GAAP interest expense	$(80,096)	$—	$(11,446)	$(91,542)
Adjusted for:
Consolidated SLST CDO interest expense	6,563	—	—	6,563
Net interest benefit of interest rate swaps	4,243	—	1,597	5,840
Adjusted interest expense	$(69,290)	$—	$(9,849)	$(79,139)

Adjusted net interest income (loss) (1)	$34,225	$2,683	$(4,357)	$32,551

	September 30, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$104,608	$2,699	$1,054	$108,361
GAAP interest expense	(81,214)	—	(6,910)	(88,124)
GAAP total net interest income (loss)	$23,394	$2,699	$(5,856)	$20,237

GAAP interest income	$104,608	$2,699	$1,054	$108,361
Adjusted for:
Consolidated SLST CDO interest expense	(7,375)	—	—	(7,375)
Adjusted interest income	$97,233	$2,699	$1,054	$100,986

GAAP interest expense	$(81,214)	$—	$(6,910)	$(88,124)
Adjusted for:
Consolidated SLST CDO interest expense	7,375	—	—	7,375
Net interest benefit of interest rate swaps	7,542	—	911	8,453
Adjusted interest expense	$(66,297)	$—	$(5,999)	$(72,296)

Adjusted net interest income (loss) (1)	$30,936	$2,699	$(4,945)	$28,690

	June 30, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$88,067	$2,708	$—	$90,775
GAAP interest expense	(67,434)	—	(4,297)	(71,731)
GAAP total net interest income (loss)	$20,633	$2,708	$(4,297)	$19,044

GAAP interest income	$88,067	$2,708	$—	$90,775
Adjusted for:
Consolidated SLST CDO interest expense	(6,752)	—	—	(6,752)
Adjusted interest income	$81,315	$2,708	$—	$84,023

GAAP interest expense	$(67,434)	$—	$(4,297)	$(71,731)
Adjusted for:
Consolidated SLST CDO interest expense	6,752	—	—	6,752
Net interest benefit of interest rate swaps	7,631	—	659	8,290
Adjusted interest expense	$(53,051)	$—	$(3,638)	$(56,689)

Adjusted net interest income (loss) (1)	$28,264	$2,708	$(3,638)	$27,334

	March 31, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$81,227	$2,665	$—	$83,892
GAAP interest expense	(61,740)	—	(4,289)	(66,029)
GAAP total net interest income (loss)	$19,487	$2,665	$(4,289)	$17,863

GAAP interest income	$81,227	$2,665	$—	$83,892
Adjusted for:
Consolidated SLST CDO interest expense	(5,801)	—	—	(5,801)
Adjusted interest income	$75,426	$2,665	$—	$78,091

GAAP interest expense	$(61,740)	$—	$(4,289)	$(66,029)
Adjusted for:
Consolidated SLST CDO interest expense	5,801	—	—	5,801
Net interest benefit of interest rate swaps	7,177	—	1,155	8,332
Adjusted interest expense	$(48,762)	$—	$(3,134)	$(51,896)

Adjusted net interest income (loss) (1)	$26,664	$2,665	$(3,134)	$26,195
(1)Adjusted net interest income (loss) is calculated by subtracting adjusted interest expense from adjusted interest income.

Earnings Available for Distribution

Previously, we presented undepreciated earnings (loss) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. Commencing with the quarter ended March 31, 2025, we have discontinued disclosure of undepreciated earnings (loss). Beginning with the quarter ended March 31, 2025, we are presenting earnings available for distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders.

When presented in prior periods, undepreciated earnings (loss) was calculated as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. Over the past two years, we have executed a strategic repositioning of our business through the disposition of certain joint venture equity investments in multi-family properties and acquisition of assets that expand our interest income levels, such as Agency RMBS and business purpose loans. As a result, we believe EAD provides a clearer indication of the current income generating capacity of the Company's business operations than undepreciated earnings (loss) and we present EAD and EAD per common share as supplemental non-GAAP financial measures.

EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses), (b) gains (losses) on derivative instruments (excluding the net interest benefit of interest rate swaps), (c) impairment of real estate, (d) loss on reclassification of disposal group, (e) other non-recurring gains (losses), (f) depreciation and amortization of operating real estate, (g) non-cash expenses, (h) non-recurring transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD attributable to non-controlling interests.

We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment portfolio trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into the operating performance of our portfolio. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate.

We view EAD as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity.

A reconciliation of GAAP net income (loss) attributable to Company's common stockholders to EAD for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
GAAP net income (loss) attributable to Company's common stockholders	$30,285	$(41,828)	$32,410	$(26,028)	$(68,340)
Adjustments:
Realized losses, net	41,100	9,947	1,380	7,491	10,533
Unrealized (gains) losses, net	(118,203)	131,576	(96,949)	16,512	39,390
Losses (gains) on derivative instruments, net (1)	49,914	(86,114)	69,093	(7,181)	(40,879)
Unrealized losses (gains), net on equity investments (2)	1,098	(1,570)	1,097	419	6,169
Impairment of real estate	3,905	733	7,823	4,071	36,247
Loss on reclassification of disposal group	—	—	—	—	14,636
Other (gains) losses (3)	(775)	(12,263)	(21,124)	(1,607)	3,616
Depreciation and amortization of operating real estate	5,895	6,879	8,131	12,235	12,576
Non-cash expenses (4)	2,199	2,664	2,531	2,374	2,127
Transaction expenses (5)	6,317	1,885	2,454	4,917	3,545
Income tax effect of adjustments	486	(1,478)	2,325	342	(274)
EAD adjustments attributable to non-controlling interests	(4,027)	3,747	155	(5,555)	(17,229)
Earnings available for distribution attributable to Company's common stockholders	$18,194	$14,178	$9,326	$7,990	$2,117

Weighted average shares outstanding - basic	90,583	90,579	90,582	90,989	91,117
GAAP net income (loss) attributable to Company's common stockholders per common share - basic	$0.33	$(0.46)	$0.36	$(0.29)	$(0.75)
EAD per common share - basic	$0.20	$0.16	$0.10	$0.09	$0.02

(1)Excludes net interest benefit of interest rate swaps of approximately $3.1 million, $5.8 million, $8.5 million, $8.3 million and $8.3 million for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.
(2)Included in income from equity investments on the Company's condensed consolidated statements of operations.
(3)Included in other income on the Company's condensed consolidated statements of operations and primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on de-consolidation, gains (losses) on extinguishment of debt, preferred equity premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
(4)Primarily includes stock-based compensation.
(5)Includes non-recurring expenses such as debt issuance costs and transaction and/or restructuring expenses.

Adjusted Book Value Per Common Share

Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value.

Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Company's stockholders' equity	$1,401,946	$1,394,720	$1,444,147	$1,431,910	$1,485,256
Preferred stock liquidation preference	(554,110)	(554,110)	(554,110)	(554,110)	(554,110)
GAAP book value	847,836	840,610	890,037	877,800	931,146
Add:
Cumulative depreciation expense on real estate (1)	22,989	20,837	19,180	21,692	24,451
Cumulative amortization of lease intangibles related to real estate (1)	4,620	4,620	4,903	11,078	13,000
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	46,011	40,675	48,282	44,053	36,489
Adjustment of amortized cost liabilities to fair value	22,488	30,619	21,961	43,475	44,590
Adjusted book value	$943,944	$937,361	$984,363	$998,098	$1,049,676

Common shares outstanding	90,529	90,575	90,579	90,592	91,231
GAAP book value per common share (2)	$9.37	$9.28	$9.83	$9.69	$10.21
Adjusted book value per common share (3)	$10.43	$10.35	$10.87	$11.02	$11.51

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own joint venture equity investments in entities that own multi-family properties. We determined that these joint venture entities are VIEs and that we are the primary beneficiary of all but two of these VIEs, resulting in consolidation of the VIEs where we are the primary beneficiary, including their assets, liabilities, income and expenses, in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests. With respect to the two additional joint venture equity investments for which we determined that we are not the primary beneficiary, we record our equity investments at fair value.

The Company is repositioning its business through the opportunistic disposition over time of the Company's joint venture equity investments in multi-family properties and reallocation of its capital away from such assets to its targeted assets. Accordingly, as of March 31, 2025, the Company determined that certain joint venture equity investments meet the criteria to be classified as held for sale and the assets and liabilities of the respective Consolidated VIEs are reported in assets and liabilities of disposal group held for sale.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of March 31, 2025, the Company is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our condensed consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our condensed consolidated financial statements as of March 31, 2025 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$3,929
Real estate, net	477,189
Assets of disposal group held for sale	113,406
Other assets	12,423
Total assets	$606,947

Mortgages payable on real estate, net	$365,455
Liabilities of disposal group held for sale	91,153
Other liabilities	5,969
Total liabilities	$462,577

Redeemable non-controlling interest in Consolidated VIEs	$13,382
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(46,011)
Non-controlling interest in Consolidated VIEs	513
Non-controlling interest in disposal group held for sale	2,346
Net equity investment (1)	$174,140

(1)The Company's net equity investment as of March 31, 2025 consists of $154.2 million of net equity investments in consolidated multi-family properties and $19.9 million of net equity investments in disposal group held for sale.